    As filed with the Securities and Exchange Commission on March 20, 2002

                                                Registration No. 333- _________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   CMGI, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                                   04-2921333
         (State or Other Jurisdiction of                  (I.R.S. Employer
         Incorporation or Organization)                 Identification Number)

         100 Brickstone Square, Andover, Massachusetts           01810
           (Address of Principal Executive Offices)            (Zip Code)


                 2002 Non-Officer Employee Stock Incentive Plan
                            (Full Title of the Plan)
                               GEORGE A. MCMILLAN
                             Chief Executive Officer
                                   CMGI, Inc.
                              100 Brickstone Square
                          Andover, Massachusetts 01810
                     (Name and Address of Agent for Service)

                                 (978) 684-3600
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                               PETER L. GRAY, ESQ.
                  Executive Vice President and General Counsel
                                   CMGI, Inc.
                              100 Brickstone Square
                          Andover, Massachusetts 01810

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                                                    Proposed
         Title of                                Proposed Maximum    Maximum
        Securities                                   Offering       Aggregate          Amount of
          to be                 Amount                Price          Offering        Registration
        Registered         to be Registered         Per Share         Price              Fee
        ----------         ----------------         ---------       ---------        -------------
-----------------------------------------------------------------------------------------------------
Common Stock,              4,150,000 shares          $1.57(1)      $6,515,500(1)        $599.43
$.01 par value
-----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on March 18, 2002 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The information required by Part I is included in documents sent or given to participants in the Registrant's 2002 Non-Officer Employee Stock Incentive Plan, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.     Incorporation of Documents by Reference
                  ---------------------------------------

                  The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

                  (1)  The Registrant's latest annual report filed pursuant to
                       Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2)  All other reports filed pursuant to Section 13(a) or 15
                       (d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                  (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Item 4.     Description of Securities
                  -------------------------

                  Not applicable.

      Item 5.     Interests of Named Experts and Counsel
                  --------------------------------------

                  The legality of the Common Stock being offered hereby has been passed upon for the Registrant by Kevin P. Lanouette, Esq., Associate General Counsel of the Registrant.

         Item 6.  Indemnification of Directors and Officers
                  -----------------------------------------

                  Section 145 of the Delaware General Corporation Law grants the Registrant the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Registrant where the person involved is adjudged to be liable to the Registrant except to the extent approved by a court. Article NINTH of the Registrant's Restated Certificate of Incorporation and Article VII of the Registrant's Restated By-laws provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving at the written request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise. The indemnification provided for in each of Article NINTH and Article VII is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors, and administrators of such persons. Article VII also provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant, as a director, trustee, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against and incurred by such person in any such capacity.

                  Pursuant to Section 102(b)(7) of the Delaware General Corporation Laws, Article EIGHTH of the Registrant's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, self-dealing, or the unlawful payment of dividends or repurchase of stock.

                  The Registrant maintains an insurance policy on behalf of itself and certain of its subsidiaries, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of the directors and officers.

                  The Registrant has entered into agreements with all of its directors affirming the Registrant's obligation to indemnify them to the fullest extent permitted by law and providing various other protections.

         Item 7.  Exemption from Registration Claimed
                  -----------------------------------

                  Not applicable.

         Item 8.  Exhibits
                  --------

                  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9.  Undertakings
                  ------------

                  1.  The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                          (iii) To include any material information with respect
                                to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts on March 20, 2002.

                                                CMGI, INC.



                                                By: /s/ George A. McMillan
                                                   ----------------------
                                                    George A. McMillan
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of CMGI, Inc., hereby severally constitute George A. McMillan, Thomas Oberdorf and Peter L. Gray, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable CMGI, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 20, 2002.

  Signature                           Title
  ---------                           -----

/s/ David S. Wetherell          Chairman of the Board of Directors (Principal
-------------------------       Executive Officer)
David S. Wetherell


/s/ George A. McMillan          Chief Executive Officer and Director (Principal
-------------------------       Executive Officer)
George A. McMillan


/s/ Thomas Oberdorf             Chief Financial Officer and Treasurer (Principal
-------------------------       Financial and Accounting Officer)
Thomas Oberdorf


/s/ Barry K. Allen              Director
-------------------------
Barry K. Allen


                                Director
-------------------------
Virginia G. Bonker


/s/ Jonathan Kraft              Director
-------------------------
Jonathan Kraft


/s/ Peter McDonald              Director
-------------------------
Peter McDonald

                                  EXHIBIT INDEX

 Exhibit
 Number                           Description
--------                          -----------

   4.1 Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant is incorporated herein by reference to Exhibit
               4.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 (File No. 000-23262)

   5           Opinion of Kevin P. Lanouette, Esq.

  23.1         Consent of Kevin P. Lanouette, Esq. (included in Exhibit 5)

  23.2         Independent Auditors' Consent of KPMG LLP

  24 Power of Attorney (included in the signature pages of this Registration Statement)